  Exhibit 99.2

WidePoint Reports First Quarter 2019 Financial Results

GAAP Net Income of $0.4 million; Gross Profit Up 20%; Seventh Consecutive Quarter of Positive Adjusted EBITDA

Fairfax, VA – May 14, 2019 – WidePoint Corporation (NYSE American: WYY), the leading provider of Trusted Mobility Management (TM2) specializing in Telecommunications Lifecycle Management, Identity Management and Bill Presentment & Analytics solutions, today reported results for the first quarter ended March 31, 2019.

First Quarter 2019 and Recent Operational Highlights:

●
Secured more than $1.3 million in Trusted Mobility Management (TM2) contracts, the majority of which are high-margin, commercial contracts

●
Successfully implemented ITMSTM Instance with GovCloud, an industry first that strengthens the competitive advantage of TM2 and represents the fist significant step towards achieving a FedRAMP certification

●
Secured $1.6 million contract expansion with the U.S. Customs and Border Protection (CBP) agency, increasing the number of devices managed by 50% to 45,000

●
Teamed with Leidos on the NASA Nest contract to provide Managed Mobility Services in support of the agency’s mission

●
Relocated company headquarters to Fairfax, VA as part of consolidation and cost-savings strategy

First Quarter 2019 Financial Highlights (results compared to the same year-ago period):

●
Revenues increased 9% to $21.9 million

●
Gross profit increased 20% to $4.3 million

●
Net income of $384,000

●
Adjusted EBITDA, a non-GAAP financial measure, increased to $1.0 million, marking the company’s seventh consecutive quarter of positive adjusted EBITDA

First Quarter 2019 Financial Summary

(in millions, except per share amounts)	March 31, 2019	March 31, 2018
	(Unaudited)
Revenues	$21.9	$20.1
Gross Profit	$4.3	$3.6
Gross Profit Margin	19%	18%
Operating Expenses	$3.8	4.0
Income (Loss) from Operations	$0.5	(0.4)
Net Income (Loss)	$0.4	(0.5)
Basic and Diluted Earnings per Share (EPS)	$0.00	(0.01)
Adjusted EBITDA	$1.0	0.1

The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under the “Safe Harbor Statement” below.

Financial Outlook
For the fiscal year ending December 31, 2019, the company is reiterating its revenues guidance of $90.0 million to $93.0 million, representing growth of 8% to 12%. The company is also raising its adjusted EBITDA guidance to $2.75 million to $3.5 million, which represents an improvement compared to fiscal 2018. The increase reflects the company’s strategic investments in sales and marketing and product development to accelerate growth as well as a $400,000 increase due to new FASB guidance regarding the treatment of capital lease. The company’s financial outlook is based on current expectations.

Management Commentary
“The first quarter was a strong start to what we anticipate will be a solid year for WidePoint as we delivered continued solid financial results, expanded on new and current customer relationships, and improved our industry leading suite of credentials,” said WidePoint’s CEO, Jin Kang. “Our financial performance in the first quarter was highlighted by our first quarter of GAAP profitability in nearly six years, a 20% increase in gross profit and positive adjusted EBITDA of approximately $1.0 million, all of which demonstrate improved leverage in our financial model.

“Operationally, the recent contracts we secured in the first quarter with CBP, CNA, and others, highlight that our internal sales team, our strategic partnerships with systems integrators, as well as our cross-selling and up-selling initiatives continue to be an effective means of landing new business. We also made substantial progress this quarter in bolstering our credentials by successfully implementing ITMSTM Instance with GovCloud, which is a first for our industry and a crucial step towards achieving a FedRAMP certification.

“We remain optimistic about the remainder of 2019 and beyond, and we look forward to continuing with our strategy to more aggressively grow the topline while improving our margins, improving profitability and returning greater value to our supportive shareholders.”

Conference Call
WidePoint management will hold a conference call today (May 14, 2019) at 4:30 p.m. Eastern time (1:30 p.m. local time) to discuss these results.

WidePoint President and CEO Jin Kang, Chief Sales and Marketing Officer Jason Holloway, and President and CEO of Soft-ex Communications and WidePoint Interim CFO Ian Sparling will host the conference call, followed by a question and answer period.

U.S. dial-in number: 877-407-9210
International number: 201-689-8049

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 14, 2019.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 47592

About WidePoint
WidePoint Corporation (NYSE American: WYY) is a leading provider of trusted mobility management (TM2) solutions, including telecom management, mobile management, identity management, and bill presentment and analytics. For more information, visit widepoint.com.

Non-GAAP Financial Measures
WidePoint uses a variety of operational and financial metrics, including non-GAAP financial measures such as Adjusted EBITDA, to enable it to analyze its performance and financial condition. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. A reconciliation of GAAP Net loss to Adjusted EBITDA is included on the schedules attached hereto.

	THREE MONTHS ENDED MARCH 31,
	2019	2018
	(Unaudited)
NET INCOME (LOSS)	$384,100	$(462,200)
Adjustments to reconcile net income (loss) to EBITDA:
Depreciation and amortization	472,700	393,400
Amortization of deferred financing costs	1,300	7,800
Income tax provision	28,000	6,200
Interest Income	(4,500)	(3,300)
Interest expense	76,200	26,000
EBITDA	$957,800	$(32,100)
Other adjustments to reconcile net loss to Adjusted EBITDA:
Provision for doubtful accounts	7,600	(5,800)
Stock-based compensation expense	89,300	124,400
Adjusted EBITDA	$1,054,700	86,500

Safe Harbor Statement
The information contained in any materials that may be accessed above was, to the best of WidePoint Corporations’ knowledge, timely and accurate as of the date and/or dates indicated in such materials. However, the passage of time can render information stale, and you should not rely on the continued accuracy of any such materials. WidePoint Corporation has no responsibility to update any information contained in any such materials. In addition, you should refer to periodic reports filed by WidePoint Corporation with the Securities and Exchange Commission for information regarding the risks and uncertainties to which forward-looking statements made in such materials are subject. Such risks and uncertainties may cause WidePoint Corporation’s actual results to differ materially from those described in the forward-looking statements.

Investor Relations:
Gateway Investor Relations
Matt Glover or Charlie Schumacher
949-574-3860
WYY@gatewayir.com

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	MARCH 31,	DECEMBER 31,
	2019	2018
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,567,168	$2,431,892
Accounts receivable, net of allowance for doubtful accounts
of $112,754 and $106,733 in 2019 and 2018, respectively	11,220,420	11,089,315
Unbilled accounts receivable	8,232,585	9,566,170
Other current assets	1,200,056	1,086,686

Total current assets	25,220,229	24,174,063

NONCURRENT ASSETS
Property and equipment, net	737,766	1,012,684
Operating lease right of use asset, net	5,969,894	-
Intangibles, net	2,959,442	3,103,753
Goodwill	18,555,578	18,555,578
Other long-term assets	233,073	209,099

Total assets	$53,675,982	$47,055,177

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$9,374,095	$7,363,621
Accrued expenses	9,676,357	10,716,438
Deferred revenue	1,690,592	2,072,344
Current portion of finance leases	481,562	107,325
Current portion of other term obligations	88,226	192,263

Total current liabilities	21,310,832	20,451,991

NONCURRENT LIABILITIES
Finance leases, net of current portion	5,594,671	122,040
Other term obligations, net of current portion	-	73,952
Deferred revenue	351,262	466,714
Deferred tax liability	1,558,162	1,523,510

Total liabilities	28,814,927	22,638,207

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares
authorized; 84,112,446 and 84,112,446 shares
issued and oustanding, respectively	84,113	84,113
Additional paid-in capital	95,015,826	94,926,560
Accumulated other comprehensive loss	(215,767)	(186,485)
Accumulated deficit	(70,023,117)	(70,407,218)

Total stockholders’ equity	24,861,055	24,416,970

Total liabilities and stockholders’ equity	$53,675,982	$47,055,177

WIDEPOINT CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED
	MARCH 31,
	2019	2018
	(Unaudited)
REVENUES	$21,916,902	$20,079,619
COST OF REVENUES (including amortization and depreciation
of $232,191, and $295,979, respectively)	17,663,059	16,527,612

GROSS PROFIT	4,253,843	3,552,007

OPERATING EXPENSES
Sales and marketing	393,411	534,637
General and administrative expenses (including share-based
compensation of $89,266, and $124,404, respectively)	3,134,709	3,353,341
Depreciation and amortization	240,548	97,386

Total operating expenses	3,768,668	3,985,364

INCOME (LOSS) FROM OPERATIONS	485,175	(433,357)

OTHER (EXPENSE) INCOME
Interest income	4,462	3,326
Interest expense	(77,545)	(25,950)
Other income	9	(2)

Total other expense	(73,074)	(22,626)

INCOME (LOSS) BEFORE INCOME TAX PROVISION	412,101	(455,983)
INCOME TAX PROVISION	28,000	6,190

NET INCOME (LOSS)	$384,101	$(462,173)

BASIC EARNINGS (LOSS) PER SHARE	$0.00	$(0.01)

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	83,812,448	83,041,597

DILUTED EARNINGS (LOSS) PER SHARE	$0.00	$(0.01)

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	83,814,670	83,041,597